SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FEDERAL TRUST CORPORATION

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

Federal Trust Corporation

(4)	Date Filed:

April 21, 2006

FEDERAL TRUST CORPORATION

                    , 2006

Dear Fellow Shareholders:

On behalf of the Board of Directors and management of Federal Trust Corporation, you are invited to attend our 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Springhill Suites, 201 North Towne Road, Sanford, Florida 32771, on Friday, May 26, 2006, at 10:00 a.m. The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

The business to be conducted at the Annual Meeting consists of the election of two directors and the ratification of the appointment of independent auditors for the year ending December 31, 2006. The Board of Directors of Federal Trust has determined that the matters to be considered at the Annual Meeting are in the best interests of Federal Trust and its stockholders. Your Board of Directors unanimously recommends a vote “FOR” each matter being proposed by Federal Trust, including the election of Kenneth W. Hill and Eric J. Reinhold as directors.

Even if you plan to attend the meeting, please sign, date and return the GREEN Proxy Card in the enclosed envelope immediately. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

A dissident shareholder is contesting Federal Trust’s director nominees and is proposing its own director nominee, along with a bylaw proposal. The bylaw proposal was not timely or properly noticed and will not be placed on the agenda for the Annual Meeting. If you receive a Proxy Statement and a White Proxy Card from Keefe Managers, LLC, the Board of Directors would request that you throw away the White Proxy Card, or not vote in favor of Keefe Manager’s proposals.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to restrict attendance to shareholders only. Registration will begin at 9:30 A.M. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders’ holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic equipment will not be permitted at the Annual Meeting.

Sincerely,

James V. Suskiewich Chairman of the Board

PRELIMINARY COPY

FEDERAL TRUST CORPORATION

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 26, 2006

The 2006 Annual Meeting of Shareholders of Federal Trust Corporation will be held at Springhill Suites, 201 North Towne Road, Sanford, Florida 32771, on May 26, 2006, at 10:00 a.m. At the Annual Meeting, the following items will be presented and voted upon:

1.	The election of two Class I directors to our Board of Directors, each to serve for a three year term;

2.	The ratification of the appointment of Hacker, Johnson & Smith, P.A., as our independent auditors for 2006; and

3.	The adjournment of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals.

All shareholders of record as of the close of business on April 14, 2006, are entitled to vote at our Annual Meeting. A copy of our 2005 Annual Report which is not part of our proxy soliciting material, is also enclosed.

It is very important that your shares be represented and voted at our Annual Meeting. Please complete, sign, date, and return the enclosed GREEN Proxy Card in the envelope provided, whether or not you expect to attend our Annual Meeting in person.

By Order of the Board of Directors,

James V. Suskiewich
Chairman of the Board

Sanford, Florida

                    , 2006

FEDERAL TRUST CORPORATION

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS

Date, Time, and Place

•	Friday, May 26, 2006

•	10:00 a.m.

•	The Springhill Suites
201 North Towne Road

Sanford, Florida 32771

General Information

This Proxy Statement contains information relating to the Annual Meeting of Shareholders of Federal Trust Corporation (“Federal Trust”). Through this mailing, your Board of Directors is soliciting proxies for our 2006 Annual Meeting. Our 2005 Annual Report is also enclosed with this Proxy Statement. These documents provide important information about our business, including audited financial statements, and are first being mailed to shareholders on or about April 26, 2006. Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our,” or the “Company” mean Federal Trust and its subsidiaries, Federal Trust Bank and Federal Trust Mortgage Company.

It is very important that you vote your shares at this year’s Annual Meeting. The future of your Company is at stake. Federal Trust has been contacted by a representative of one of our shareholders, Keefe Managers, LLC (“Keefe”), who has criticized our corporate governance (as described below under “Why You Should Support Your Company’s Nominees”) and has attempted to gain a Board seat. In late November 2005, Keefe’s representatives sought to have an individual selected by Keefe be appointed as a new director and, after the Board of Directors declined, Keefe stated that it would nominate that individual for election as a director and solicit proxies for his election. Keefe’s primary complaint is that it is concerned about Federal Trust’s performance and various corporate governance issues, including the composition of our Board and our Chief Executive Officer’s compensation. Keefe has also taken issue with the fact that our 2005 Directors Stock Plan was approved by stockholders at last year’s annual meeting. Despite the complaints and concerns raised by Keefe, Keefe has increased its ownership position from 654,385 shares to 795,385 shares since August 2005. For the reasons discussed in this Proxy Statement, the Board of Directors is asking that you vote on the proposals appearing on the GREEN Proxy Card and throw away the White Proxy Card being provided by Keefe.

Your Board of Directors unanimously supports the Board’s nominees—Kenneth W. Hill and new nominee Eric J. Reinhold—and urges you not to be distracted by the dissident group’s efforts. Please sign and date the enclosed GREEN Proxy Card and return it today. Federal Trust needs the support of its shareholders to eliminate this unnecessary disruption to its operations.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

We strongly urge you to vote “AGAINST” Keefe’s nominee by simply discarding Keefe’s White Proxy Card.

You should also be aware that Keefe has not provided Federal Trust with timely notice of its proposed bylaws amendment. For business to be brought before any Annual Meeting of shareholders, notice thereof must be given in writing to the Company not less than 60 days before the date of the meeting. Keefe did not provide its notice to the Company in accordance with this established procedure because the notice was not given until April 21, 2006, less than 60 days before the date set for the 2006 Annual Meeting. Therefore, that matter will not be considered at the Annual Meeting, so we again urge you to throw away the White Proxy Card you may receive from Keefe.

Please also note that Federal Trust is not responsible for the accuracy of information in any proxy materials filed or disseminated by Keefe and its nominee, or any other statement that they may make, including statements regarding Federal Trust.

WHY YOU SHOULD SUPPORT YOUR COMPANY’S NOMINEES

Your Board of Directors, including each of the Board’s nominees, is dedicated to maximizing and enhancing stockholder value. It does this by representing ALL shareholders, not any single shareholder. Each director of Federal Trust owes a fiduciary duty to ALL shareholders and must act accordingly. Therefore, we believe that you would not benefit from any single shareholder having a director who was selected to be that sharehodler’s nominee representing it on the Board. Because your Board acts in the best interests of ALL shareholders, we believe that these actions in opposition to the considered judgment of the Board are unnecessary, disruptive, costly and may delay or impede our efforts to maximize value for all of our stockholders. For the reasons explained below, we no not see Keefe’s actions as benefiting the Company. The time that management and the Board of Directors must devote to what would ordinarily be an uneventful proxy solicitation and shareholders’ meeting takes their attention away from the Company’s business and from concentrating on enhancing shareholder value. Matters that management and the Board could ordinarily focus on are delayed. Professional and administrative costs are increased by the additional regulatory requirements involved in a proxy contest.

We do not believe that Keefe’s statements about the Company’s performance are warranted. As illustrated in the Stock Performance Graph on page 3, a shareholder who purchased shares on December 31, 2000 has seen his or her original investment appreciate over 475% through December 31, 2005. This significantly outpaced the SNL Southeast Thrift Index for that period, which appreciated less than 200%.

Your Board of Director’s primary goal is to enhance the value of your investment in Federal Trust. The following are just some of the ways your Board of Directors has acted and the ways in which we intend to continue to increase the value of your investment in Federal Trust:

•	Business Expansion – Since 1997, we have opened six new branch offices with four more in process that are expected to open over the next 12 months.

•	Loan Deposit Mix Transformation – Since 2001, we have been concentrating on transforming our lending and deposit mix from that of a traditional savings and loan association to more like a commercial bank.

•	Dividends – In 2005, Federal Trust paid its shareholders dividends of $0.15 per share and in 2004, we paid dividends of $0.09 per share. In 2006, we have already declared a $0.02 cash dividend and a 2% stock dividend.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Our operating strategy has been and continues to be focused on building a strong community bank branch network serving Central Florida with competitive deposit products, which fund the origination and acquisition of residential mortgage loans, and commercial real estate loans. We believe your Board of Directors has performed well in executing this strategy and that this is the best way to maximize shareholder value. We do not believe the addition of Keefe’s nominee to the Board is necessary or desirable. Our directors are all Florida residents – we believe it is important to have directors who are intimately knowledgeable about the market area and business environment in which we operate. Keefe’s nominee is a Connecticut resident. Keefe touts his professional experience in the Northeast. He currently serves on the Board of Directors of four other companies in New York and California, but does not claim any knowledge of, or experience in, the Central Florida market.

Keefe has stated to the Board: “Unfortunately, in our opinion, you lack the independence and public company experience necessary to protect and enhance the value which we believe exists in [the Company].” We respectfully disagree. The Company has been a public company for 17 years – since 1989. The current directors have between five and fifteen years of experience as directors of the Company and/or Federal Trust Bank, as shown in the information presented for each director below under Proposal I. All but one of the current directors is independent under the rules of the Securities and Exchange Commission and the AMEX. The sole non-independent director is our President and Chief Executive Officer. Our primary banking regulatory, the Office of Thrift Supervision, requires that the President be a member of the Board of Federal Trust Bank, and we believe that the rationale for this requirement applies to the Company no differently than it does to the Bank. Keefe points out that one director, George Foster, is the retired former President of Federal Trust Bank. This fact does not make him non-independent – he has not been an employee of the Bank for 13 years. Apparently, Keefe views Mr. Foster’s personal knowledge of the Bank and its operations as a negative. We disagree. Keefe finds it relevant to point out that another director, A. George Igler, serves as Chairman of the Compensation Committee. That is a normal director function. The work that Mr. Igler’s law firm does for the Company does not disqualify him as an independent director. During his tenure as Chairman of the Compensation Committee, the Company successfully renegotiated its employment agreement with Chief Executive Officer and President James V. Suskiewich. Keefe first purchased shares in the Company in 2002, at which time the Board was composed of five persons, four of whom are current directors. The size and independence of the Board are no different today, other than the Board’s decision to nominate a sixth (independent) director for election at the 2006 Annual Meeting.

Keefe points to the compensation of our Chief Executive Officer and President Suskiewich as a criticism of the Board’s oversight. We believe that the Compensation Committee acted properly. The Committee considered the Company’s performance, both in terms of the attainment of short-term and long-term goals, the level of salaries of similarly qualified officers in the Florida market and the individual performance of Mr. Suskiewich. The Committee reviewed industry standards as determined from annual surveys published by the Florida Bankers Association and private companies specializing in executive compensation analysis for financial institutions and in 2005, engaged an outside compensation consultant to evaluate Mr. Suskiewich’s compensation and to assist the Committee in the renegotiation of his employment agreement. Pursuant to the pay for performance analysis conducted by these outside consultants in 2005, the Compensation Committee determined that Mr. Suskiewich’s individual performance, as well as corporate performance, warranted compensation at the 75th percentile of the peer data set. One of Keefe’s criticisms with regard to compensation matters relates to a bonus program for our Chief Executive Officer/President that is no longer in effect as a result of the new employment agreement.

The other example provided by Keefe to support its claims of poor governance relates to the 2005 Directors Stock Plan (the “Plan”) that was presented for stockholder approval at last year’s annual meeting. The Plan was approved by shareholders in accordance with Florida law and AMEX rules that require a majority of the votes to be in favor. This Plan reserves 90,000 shares, less than 1% of the currently outstanding shares of the Company. Keefe voted its shares against the Plan, and apparently believes that the Plan should not have been adopted because it did not receive approval at a level higher than it was required to receive.

FOR THE REASONS EXPLAINED ABOVE, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ITS TWO NOMINEES – KENNETH W. HILL AND ERIC J. REINHOLD ON THE GREEN PROXY CARD. PLEASE DO NOT RETURN KEEFE’S WHITE PROXY CARD.

Federal Trust’s stock price has increased substantially beyond a comparable stock index and our performance and growth have improved significantly each year that the current Board and management have been in place.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in Federal Trust’s cumulative total stockholder’s return on our common stock with: (i) the Russell 3000; and (ii) SNL Financial LC’s index for southeastern thrifts and thrift holding companies for the years ended December 31, 1999 to 2005, inclusive. The comparisons in this table are set forth as part of the Securities and Exchange Commission’s disclosure requirements and are not intended to forecast or be indicative of future performance of our common stock.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Federal Trust Corporation	100.00	155.11	183.56	358.40	461.83	578.99
Russell 3000	100.00	88.54	69.47	91.04	101.92	108.16
SNL Southeast Thrift Index	100.00	152.89	179.35	271.98	321.51	292.58

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

The graph assumes an initial investment of $100 at the end of 2000 and the reinvestment of all dividends during the periods indicated.

VOTING

It is important that your shares be represented by proxy or that you be present in person at the Annual Meeting. If you wish to vote by proxy, please complete the enclosed GREEN Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Should you receive a White Proxy Card from Keefe, we would ask that you discard it. Even if you presently intend to attend the Annual Meeting, we request that you also submit a proxy. This will ensure that your shares are voted if you later become unable to attend the Annual Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.

Unless you give other instructions on your GREEN Proxy Card, the persons named as proxy holders on the GREEN Proxy Card will vote in accordance with the recommendations of our Board of Directors.

What is the recommendation of our Board?

The Board recommends that you vote by using the GREEN Proxy Card:

•	FOR the election of two Class I director nominees – Kenneth W. Hill and Eric J. Reinhold;

•	FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A., as our independent auditors for 2006; and

•	FOR the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve any of the above proposals.

The Board urges you to throw away the White Proxy Card.

Who is entitled to vote at our meeting and what constitutes a quorum?

Only our common stockholders of record at the close of business on April 14, 2006, the shareholder record date, will be entitled to vote at the Annual Meeting. Record shareholders representing a majority of our outstanding common stock present in person or represented by proxies, constitutes a quorum. The Articles of Incorporation of Federal Trust do not provide for cumulative voting. Shareholders are entitled to one vote for each share owned.

What are the voting rights of our shareholders?

In accordance with Florida law and our Bylaws, our directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

The number of shares of our common stock outstanding as of the record date was 9,149,343, held by approximately 404 shareholders in their own name. Each share of common stock entitles its owner to one vote upon each matter which comes before the Annual Meeting. A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Any “withheld” votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a GREEN Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing, and returning the GREEN Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

How do I vote if my Federal Trust shares are held in “street name”?

If you own shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. You may instead receive a voting instruction form with this Proxy Statement that you should use to instruct how your shares are to be voted using the GREEN Proxy Card, and you should also vote your shares by completing, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

If your shares are held by a brokerage firm, under certain circumstances, the brokerage firm may vote your shares. Such entities have authority to vote their customers’ shares on certain routine matters, including the election of directors. When a firm votes its customers’ shares on routine matters, these shares are also counted for the purpose of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for such a matter. There are no items being presented by Federal Trust at this Annual Meeting that are considered non-routine.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock through a brokerage account, you may also attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine in advance if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted by proxy card.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 Sanford, Florida 32771

Can I change my vote after I return my Proxy Card?

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting. Again, please vote the proposals being presented on the accompanying GREEN Proxy Card and throw away the White Proxy Card.

Who will pay the costs of soliciting proxies on behalf of our Board of Directors?

The cost of soliciting proxies on behalf of Federal Trust and the Board of Directors of the Annual Meeting will be borne by Federal Trust. Proxies may be solicited by directors, officers, or our other employees, in person or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses. Due to the number of our shares that are held in street name, we have retained Regan & Associates, Inc. to aid in the solicitation of proxies for a fee not to exceed $47,050, including reimbursement of reasonable out-of-pocket expenses. Approximately              persons will be used by Regan & Associates, Inc. in such solicitation. Although a precise estimate cannot be made, the total amount currently estimated to that will be spent by the Company in connection with the solicitation of stockholders will be $110,000, which includes the fee and expenses of Regan & Associates, Inc. and exclude the amount normally expended in the absence of a contested election of directors. Because we are anticipating a proxy fight with Keefe, the estimated fee for Regan & Associates services will be $47,050.

STOCK OWNERSHIP

The following table contains information concerning the persons and entities know to us to be beneficial owners of 5% or more of the outstanding shares of Federal Trust common stock as of the record date.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class
James V. Suskiewich 312 W. First Street, Suite 110 Sanford, FL 32771	805,367	(1)	8.60%

Keefe Managers, LLC 374 Park Avenue New York, NY 10152-0139	795,835	(2)	8.70%

Estate of Einar Paul Robsham Post Office Box 5183 Cochituate, MA 01778	488,400	(3)	5.34%

(1)	Includes 199,588 shares held as trustee under Federal Trust’s ESOP, 171,035 shares held as trustee under Federal Trust’s 401(k) Plan, 1,939 shares held in his spouse’s IRA, and 210,587 shares covered under stock options.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 Sanford, Florida 32771

(2)	As disclosed in the Schedule 13D/A filed with the Securities and Exchange Commission on March 16, 2006.

(3)	As disclosed in the Schedule 13D filed with the Securities and Exchange Commission on June 19, 2000.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors is presently composed of five members and will have six after the Annual Meeting. Our Articles of Incorporation provide that directors are divided into three classes, which serve for staggered three-year terms. This year, two Class I directors have been nominated by our Board.

To the best of our knowledge, the director nominees Kenneth w. Hill and Eric J. Reinhold being proposed for election are not subject to any agreements with any other person. Both nominees have indicated their willingness to stand for election and to serve, if elected. Should a nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate.

Information relating to the business experience, age, and beneficial ownership of our common stock of the director nominee and the continuing directors is described below.

Information Concerning the Company’s Director Nominees

CLASS I DIRECTORS

TERM TO EXPIRE IN 2009

Kenneth W. Hill, age 73, has been a director of Federal Trust since 1997 and a director of Federal Trust Bank since 1995. Mr. Hill was a Vice President and Trust Officer of SunBank, N.A., Orlando, Florida, from 1983 through 1995. Mr. Hill resides in Orlando, Florida.	54,000 shares of common stock(1) 37,485 options to purchase common stock 1.00% of the outstanding common stock

Eric J. Reinhold, age 41, is a newly nominated director for Federal Trust. Mr. Reinhold is a Certified Financial Planner, who has served as President of Academy Planning Group since 2002 and was pre-viously Regional Vice President for Academy Financial, both located in Orlando, Florida. Mr. Reinhold resides in Longwood, Florida.	0 shares of common stock 0 options to purchase common stock 0% of the outstanding common stock

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Information Concerning Continuing Directors

CLASS II DIRECTORS

TERMS EXPIRE IN 2007

George W. Foster, age 77, is a retired banker and has been a director of Federal Trust since 1997 and a director of Federal Trust Bank since 1990. From 1990 through 1993, he served as President and Chief Executive Officer of Federal Trust Bank. Mr. Foster resides in Longwood, Florida.	39,802 shares of common stock(1) 9,600 options to purchase common stock 0.57% of the outstanding common stock

A. George Igler, age 54, was elected to the Board in October, 2001. Mr. Igler serves as the Vice Chairman of the Board for Federal Trust. Since 1992, he has been a principal shareholder of the law firm of Igler & Dougherty, P.A., which concentrates its practice in financial institutions, corporate and securities law. Igler & Dougherty, P.A., has served as Federal Trust’s corporate counsel since 1993. Mr. Igler’s firm represents a number of private and public financial corporations. Mr. Igler resides in Tallahassee, Florida.	24,268 shares of common stock(1) (3) 22,178 options to purchase common stock 0.51% of the outstanding common stock

CLASS III DIRECTORS TERMS EXPIRE IN 2008

Dr. Samuel C. Certo, age 59, has been a director of Federal Trust since 1997 and a director of Federal Trust Bank since 1996. He is the former Dean and a Professor of Management in the Crummer Graduate School of Business at Rollins College in Winter Park. Since 1986, Dr. Certo has served as a business consultant and has published textbooks in the areas of management and strategic management. Dr. Certo resides in Longwood, Florida.	92,985 shares of common stock(1) 0 options to purchase common stock 1.06% of the outstanding common stock

James V. Suskiewich, age 58, has been a director of Federal Trust since 1994 and is currently Chairman of the Board. He has served as President and Chief Executive Officer of Federal Trust since July 1996. Since January 1993, he has been Chief Executive Officer and a director of Federal Trust Bank. He was President of Federal Trust Bank from January 1993 to January 2005. Mr. Suskiewich resides in Longwood, Florida.	594,780 shares of common stock(1) (2) 210,587 options to purchase common stock 8.60% of the outstanding common stock

Directors and executive officers as a group (16 persons)	952,980 shares of common stock(1) (2) (3) (4) 482,902 options to purchase common stock 14.91% of the outstanding common stock(4) (5)

(1)	Includes shares for which the named person:

•	has sole voting and investment power;

•	has shared voting and investment power with a spouse, or

•	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes 194,588 shares held as trustee under Federal Trust’s ESOP; 171,035 shares in Federal Trust’s 401(k) Plan over which he has shared voting and investment powers; and 1,939 shares held in his spouse’s IRA.

(3)	Includes 6,478 shares held as trustee under Igler & Dougherty, P.A. 401(k) Profit Sharing Plan, with respect to which Mr. Igler shares voting and investment power.

(4)	Includes stock and options owned by:

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Name/Age	Position	Years of Service	Number of Shares		Shares Covered by Options	Percentage of Beneficial Ownership
W. Daniel Allen	Bank Director Only	1	0		0	0.00%
Jennifer B. Brodnax	Senior VP/Operations(6)	18	196,330	(7)	40,000	2.57%
Brenda K. Carey	Bank Director Only	1	850		0	0.01%
Stephen H. Coover	Bank Director Only	1	1,450		0	0.02%
Stephen C. Green	President & Chief Operating Officer(6)	4	44,368		47,652	1.00%
A. Stewart Hall, Jr.	Bank Director Only	2	8,000		0	0.04%
Thomas J. Punzak	Treasurer(6)	13	6,336		20,000	0.03%
Daniel C. Roberts	Senior VP and Chief Credit Officer(6)	4	42,196		25,000	0.73%
Gregory E. Smith	Executive VP & Chief Financial Officer	2	189,685	(8)	40,000	0.64%
Thomas P. Spatola	Federal Trust Mortgage Company President	1	0		30,000	0.33%

(5)	Percentage based on 1,402,756 shares, of which 9,149,343 shares were outstanding as of the record date and 442,902 shares covered under stock options.

(6)	Bank officer only.

(7)	Includes 6,275 shares in Federal Trust’s Stock Bonus Plan, over which Ms. Brodnax has sole voting and investment power; and 171,035 shares in Federal Trust’s 401(k) Plan over which Ms. Brodnax has shared voting and investment powers.

(8)	Includes 171,035 shares in Federal Trust’s 401(k) Plan over which Mr. Smith has shared voting and investment powers.

The Board of Directors Recommends that Shareholders Vote “FOR”

The Election for the Class I Director Nominees.

CORPORATE GOVERNANCE

The Securities and Exchange Commission and the American Stock Exchange (“AMEX”) have regulations and listing requirements that govern the corporate practices of public companies and AMEX listed companies, such as Federal Trust. The following are highlights concerning certain important aspects of our Corporate Governance program:

•	All of our directors qualify as independent under the requirements of the Securities and Exchange Commission and the AMEX, except for James V. Suskiewich, our Chief Executive Officer and President.

•	The Audit Committee, Nominating and Corporate Governance and Compensation Committees are entirely composed of independent directors.

•	All standing committees have written charters that are reviewed and reassessed annually.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

•	The Compensation Committee has engaged and utilized an outside compensation consultant to provide the Committee with advice and guidance on Federal Trust’s executive compensation and director compensation programs.

•	Our directors are expected to regularly attend director educational programs.

•	Shareholder voting is confidential.

In determining whether a director is independent under applicable independence requirements, our Board of Directors considered any transactions and relationships between each director and any member of his immediate family or affiliates and Federal Trust and its subsidiaries and affiliates. Our Board of Directors also examined any transactions and relationships between directors and their affiliates and members of our senior management and any member of their immediate family or affiliates. Since banking is a significant portion of our business, our Board of Directors determined that a director’s independence is not affected where Federal Trust Bank and a director have a loan relationship that is performing in accordance with its contractual terms and has not been adversely classified or specially mentioned by the federal bank examiners.

BOARD OF DIRECTORS AND STANDING COMMITTEES

Our Board of Directors conducts its business through meetings of the full Board and through standing committees. During 2005, the Board of Directors held 10 meetings. All of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they served. In addition, our directors are required to attend the Annual Meeting. At last year’s Annual Meeting, all of the directors were in attendance.

The Board has four standing committees – the Executive Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee.

The Executive Committee has the authority of the Board of Directors when the Board is not in session. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of Federal Trust under Florida law. A copy of the Amended and Restated Executive Committee Charter is included with this Proxy Statement as Exhibit A. The Executive Committee did not meet in 2005. The Executive Committee consists of Dr. Samuel Certo (Chairman), A. George Igler, and James V. Suskiewich.

The Nominating and Corporate Governance Committee considers nominees to our Board of Directors and the election of directors of our subsidiaries, as well as ensuring that Federal Trust is in compliance with applicable corporate governance principles. The Committee consists of George W. Foster (Chairman), Dr. Samuel C. Certo, and Kenneth W. Hill, each of whom is independent under the AMEX rules. The Nominating and Corporate Governance Committee has adopted a charter, a copy of which is included with this Proxy Statement as Exhibit B. The Nominating and Corporate Governance Committee met once during 2005.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

The Compensation Committee serves with regard to compensation and personnel policies, program and plans, including management development and succession, and to approve employee compensation and benefit programs. The Compensation Committee consists of A. George Igler (Chairman), Dr. Samuel C. Certo, George W. Foster, and Kenneth W. Hill. The Compensation Committee met seven times during 2005. The Compensation Committee has adopted a charter. A copy of the Amended and Restated Compensation Committee Charter is included with this Proxy Statement as Exhibit C. All of the members of the Compensation Committee are considered independent under the AMEX rules.

The Audit Committee has adopted a formal charter, pursuant to which the committee reviews Federal Trust’s auditing, accounting, financial reporting and internal control functions, recommends our independent auditor, and reviews its services. The Audit Committee consists of Kenneth W. Hill (Chairman), Dr. Samuel C. Certo and George W. Foster. The Audit Committee met six times during 2005. The Audit Committee does not have a designated financial expert. Based on the size and scope of Federal Trust’s operations, its geographic location, the experience of our Board, and the difficulties inherent in recruiting a financial expert, the Board has determined that it is not necessary to have an Audit Committee financial expert at this time. A copy of the Amended and Restated Audit Committee Charter is included with this Proxy Statement as Exhibit D and is posted on our website at www.federaltrust.com. The Board of Directors believes that the members of the Audit Committee are all independent under AMEX listing standards.

AUDIT COMMITTEE REPORT

To Our Shareholders:

The Audit Committee oversees Federal Trust’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The functions of the Audit Committee are focused on three areas:

•	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	the performance of the internal auditors, as well as monitoring their independence; and

•	the Company’s compliance with legal and regulatory requirements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Hacker, Johnson & Smith, P.A., the Company’s independent registered public accounting firm (who is responsible for expressing an opinion on the conformity of Federal Trust’s audited financial statements with generally accepted accounting principles) its judgments as to the quality, not just the acceptability, of the

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee has discussed with Hacker, Johnson & Smith, P.A., the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to the firm’s independence from management and the Company. The Audit Committee has considered whether the provision of non-audit services by Hacker, Johnson & Smith, P.A., is compatible with maintaining its independence. The Audit Committee has also discussed with Hacker, Johnson & Smith, P.A., any items required to be discussed by the Statement on Auditing Standards No.61 (Communication with Audit Committees).

The Audit Committee discussed with the Company’s internal auditor and Hacker, Johnson & Smith, P.A., the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and Hacker, Johnson & Smith, P.A., with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. During 2005, the Chairman of the Audit Committee met on different occasions with management and internal and external auditors to review various audit related matters.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, and filed with the Securities and Exchange Commission. The foregoing report is respectfully submitted by the Audit Committee:

Kenneth W. Hill, Audit Committee Chairman, Dr. Samuel Certo, and George W. Foster

DIRECTOR COMPENSATION

In 2005, we paid each Federal Trust director a quarterly retainer of $2,500 and $2,500 per Board meeting. We did not pay Federal Trust Directors any fees for membership on committees or serving as Chairman of the Board or any committee. In 2005, we also issued restricted stock units for 2,826 and 4,408 shares to Mr. Foster and Dr. Certo, respectively. In addition, Directors Foster, Hill and Igler received stock options for 1,000 shares, 600 shares and 800 shares, respectively, for serving as the Chairman of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, respectively.

In 2005, Federal Trust Bank paid its directors $500 per full Board meeting and $250 per committee meeting. The Chairman of the Bank’s Board, James V. Suskiewich, received an additional $500 per full Board meeting. In addition, one Bank Director who is not also a Federal Trust director received a quarterly retainer of $2,500.

1998 Directors’ Stock Option Plan

Our 1998 Directors’ Stock Option Plan (“1998 Directors’ Plan”) was approved by shareholders at the 1998 Annual Meeting. At the 2002 Annual Meeting, additional shares were

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

reserved for issuance. The 1998 Directors’ Plan authorizes the granting of only compensatory options. Under the terms of the 1998 Directors’ Plan, 140,000 shares of common stock were reserved for issuance upon the exercise of options. Stock options covering all 140,000 shares have been issued.

The per share exercise price of the options that were granted was equal to the fair market value of a share of common stock as of the date of grant. The stock options granted under the 1998 Directors’ Plan can be exercised any time after six months from the date of grant up until ten years after the date of grant. Unless terminated, the 1998 Directors’ Plan shall remain in effect until the tenth anniversary of its effective date.

2005 Director Stock Plan

At the 2005 Annual Meeting our shareholders approved the adoption of the 2005 Director Stock Plan (“2005 Director Plan”). Under the 2005 Director Plan, 90,000 shares of Federal Trust common stock have been reserved. Awards made under the 2005 Director Plan may be in the form of shares, stock units, or stock options. Each director of Federal Trust and Federal Trust Bank may be granted an annual stock retainer, in which the director annually elects to receive either shares or stock units. A stock unit is the right to receive a share of common stock on a date elected by the director. Awards made as part of an annual stock retainer will be granted quarterly to coincide with the quarterly payment of the director’s annual cash retainer. The number of shares or stock units granted each quarter will be equal to up to 25% of the director’s annual cash retainer divided by the fair market value per share on the date of the award.

In addition, the Plan provides that a director may elect to substitute his or her annual cash retainer or a portion thereof, with an award of shares or stock units. The number of shares or stock units granted will equal the amount of the annual cash retainer that the director has elected divided by the fair market value per share on the date of the award. While any stock unit is outstanding, the director holding the stock unit will be entitled to receive a dividend in the form of additional stock units if cash dividends are declared on outstanding shares of common stock. The amount of any such dividend will be equal to the amount of the cash dividend declared times the number of stock units held divided by the fair market value of the common stock on the date the dividend is paid. Each stock unit, including fractional stock units, will be converted to one share of common stock on the date which has been selected by the director.

The Plan also provides for discretionary awards which may be granted by the Board in its sole discretion to recognize any additional services provided to the Board or the company or as a special grant to all directors. These discretionary awards may be in the form of stock options, shares, or stock units; provided, however, that any stock options granted may not be exercisable for less than fair market value per share on the date of grant, and must be exercised at least 6 months from the date of grant and before the earlier of: (i) up to 10 years after the date of the award; or (ii) one year from the date the director’s service is terminated by reason of retirement or death.

As of the date of this Proxy Statement, only 2,400 stock options and 6,874 restricted stock units had been granted, representing less than 1% of Federal trust’s outstanding shares.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

COMPENSATION COMMITTEE REPORT

To Our Shareholders:

The compensation for our executive officers is determined by the Compensation Committee, none of whom is also an executive officer or employee of the Company. Each Compensation Committee member is independent as defined under the AMEX rules. Cash compensation consists of an annual salary and, except for the Chief Executive Officer/President, a discretionary year-end bonus. The annual salaries for 2005 were established in the fourth quarter of 2004. The year-end bonuses were determined in the fourth quarter of 2005, and were paid at the beginning of 2006. In determining the cash compensation for the executive officers, the Chief Executive Officer/President initially determines the salary range recommendations. The Chief Executive Officer/President then presents his recommendations to the Compensation Committee, which reviews and analyzes this information. The Compensation Committee then determines the appropriate compensation for the executive officers, including the compensation of the Chief Executive Officer/President. In 2005, the salaries of Chief Executive Officer/President James V. Suskiewich and Chief Financial Officer, Gregory E. Smith were apportioned between Federal Trust and Federal Trust Bank based upon the time spent at the respective companies.

As part of its responsibilities, the Compensation Committee annually reviews the performance of all executive officers to ensure an appropriate alignment of compensation and performance.

Compensation Principles

Executive compensation for 2005 was determined in accordance with the following four fundamental principles:

•	the Company’s performance, i.e., both in terms of the attainment of short-term and long-term goals;

•	the competitiveness of the Company’s executive officer salaries to that of similarly qualified officers in the Florida market;

•	the individual performance of each executive officer; and

•	the recommendations of the Chief Executive Officer/President regarding all executive officers other than himself.

No disproportionate weight was given to any specific principle.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Executive Compensation Overview

We believe that the skills, abilities, and commitment of our senior executives are essential to the long-term success and competitiveness of our company. As such, the primary goal of our executive compensation program is to attract, retain, and motivate talented individuals who can assist us in delivering high performance to our shareholders and customers.

To achieve this goal, we use a variety of compensation elements, including base salary, annual incentives, option grants, and restricted stock awards. The allocation of each component varies by executive. We have developed a compensation philosophy of providing market competitive salaries and incentive awards that, when combined with base salaries, reward above-market performance with above-market total compensation, below-market performance with below-market total compensation, and at-market performance with at-market total compensation.

In determining the base salary and any incentive bonus plan for the executive officers, the Compensation Committee looks to industry standards as determined from annual surveys published by the Florida Bankers Association and private companies specializing in executive compensation analysis for financial institutions. Such surveys provide compensation information based on institution size and geographic location and serve as a benchmark for determining executive salaries. Our decisions on executive officer compensation levels are based on our assessment of each executive’s contribution to the company, as well as competitive market compensation levels. Our review of median competitive data includes both a component-by-component analysis as well as a total compensation review for each of the Company’s executive officers. In determining competitive compensation levels, we reviewed survey data for similarly sized financial institutions, as well as data from 10 peer publicly traded banks in the Southeast Region of the United States. The median asset size of the peer group was approximately $600 million, with a range of $300 million to $1.3 billion.

During 2005, we engaged an outside compensation consultant to evaluate the effectiveness and structure of our executive compensation programs and practices for our Chief Executive Officer. This included a market review of competitive compensation levels as well as a review of our annual incentive and long-term incentive levels. The consultant’s report indicated that the Company’s compensation levels, were competitive relative to both survey and peer group data. Furthermore, the report indicated that the Company’s annual incentive plan is competitive and appropriate with respect to payout levels and pay-for-performance structure. The compensation consultant also assisted the Compensation Committee in the renegotiation of the employment agreement with our Chief Executive Officer.

Components of Compensation

Base Salaries: The Committee believes that base salaries are a key element in attracting and retaining the Company’s management team. The Committee therefore targets base salaries at the competitive median level for companies of similar size, performance, and industry. In determining individual salaries, the Committee considers – in addition to market median data for both salaries and total compensation – the scope of the executives responsibilities, individual contributions, experience in the position, and the Company’s financial performance. Salary ranges and individual salaries for executive officers are reviewed annually, and adjusted from

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

time to time to take into account outstanding performance, promotions, and updated competitive information. The salaries the Company paid over the last three years to our five most highly compensated senior executives (the “named executive officers”) are shown in the table on page             .

Cash Bonuses: Each executive officer is given the opportunity to earn an annual bonus, generally in the range of 10-40% of his or her annual base salary. For the fiscal year 2005, bonuses were paid to executive officers considering: (i) the Company’s overall performance; (ii) the progress made in implementing the Company’s corporate strategy; and (iii) the Company’s increase in profitability, notwithstanding its continued growth and branch expansion. During 2005 and at the beginning of 2006, cash bonuses were paid to the listed executive officers as follows: $222,856 performance bonus to Chief Executive Officer/President James V. Suskiewich, as provided in his employment contract; $5,750 in bonuses to President/Chief Operating Officer Stephen C. Green; $20,750 in bonuses to Executive Vice President/Chief Financial Officer Gregory E. Smith; $15,750 in bonuses to both Senior Vice President/Chief Credit Officer Daniel C. Roberts and Senior Vice President Branch Administrator Jennifer B. Brodnax.

Long-Term Incentives: Each year the Compensation Committee makes equity-based long-term incentive awards. These awards are intended to reward executives for creating long-term shareholder value and to promote executive ownership of Company stock. Long-term incentive grants for each of the executive officers except the CEO are recommended by management, and reviewed, revised as necessary, and approved by the Committee. In reviewing long-term incentive grants, the Committee takes into account both competitive median long-term incentive values, as well as the impact of long-term incentive grants on total compensation.

Compensation of the Chief Executive Officer

Base Salary: Under the terms of the new employment agreement, the Chief Executive Officer will receive a base salary of $325,000, with periodic adjustments from the Board based on his performance. The Chief Executive Officer’s cash compensation has historically been in the top quartile of his peers at banks with similar financial characteristics. Pursuant to the Chief Executive Officer’s pay for performance analysis conducted by outside consultants in 2005, the Compensation Committee has determined that the Chief Executive Officer’s individual performance, as well as corporate performance warrants compensation at the 75th percentile of the peer data set.

Annual Incentives: Chief Executive Officer Suskiewich’s prior employment agreement provided for a quarterly performance bonus, the annual total of which was not to exceed his base salary in any such fiscal year. He became eligible for the bonus when the Bank’s after tax earnings equaled or exceeded 0.5% of the average quarterly assets on an annualized basis. If the performance bonus was triggered, Mr. Suskiewich was to be paid 3% of Federal Trust Bank’s quarterly net income before taxes (excluding any extraordinary gains or losses).

Under the terms of his new employment agreement, Chief Executive Officer Suskiewich’s performance bonus is targeted at 40% of his base salary and may be lower or higher based upon the profitability of the Company. In 2006, Mr. Suskiewich’s performance

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

bonus will be determined based on the following weighted criteria: 37.5% based on quarterly return on assets; 37.5% based on quarterly net income growth; and the remaining 25% of his bonus is discretionary and is based on defined management performance objectives. Mr. Suskiewich’s percentage of payout is dependent upon the financial success of the Company. For the quarterly return on assets portion, the triggering measure is when the Company’s earnings are at least 0.5% of the average quarterly assets. For the quarterly net income growth, the triggering measure is when the Company’s income growth is 8%. To reach the target bonus of 40% of his base salary, the company has to have earnings of at least 0.75% of the average quarterly assets and net income growth of 12%. In order for Mr. Suskiewich’s performance bonus to exceed 40% of his base salary, the company would have to reach 0.85% return on assets and 15% income growth. In addition, the 25% management based objectives portion of his performance bonus is discretionary and may be increased or decreased as the Compensation Committee deems appropriate.

Conclusion

The Compensation Committee’s goal is to provide our executive officers with compensation packages that promote retention and stability within the management team, but that also incorporate performance measures that promote long-term shareholder value. Based upon its review of Company’s executive compensation program, the Compensation Committee believes that the program’s structure and the awards granted in 2005 were appropriate, competitive and effective in satisfying the Committee’s objectives. This report is respectfully submitted by the Compensation Committee:

A. George Igler (Chairman), Dr. Samuel Certo, George W. Foster, and Kenneth W. Hill

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation information regarding executive officers James V. Suskiewich, Stephen C. Green, Gregory E. Smith, and Daniel C. Roberts and Jennifer B. Brodnax. In 2005, no other executive officer received compensation in excess of $100,000, which is the level required to be reported in this table by the Securities and Exchange Commission’s regulations.

Name and Principal Position(1)	Annual Compensation (1)						Long-Term Compensation
	Year	Salary	Bonus	Directors’ Fees	Other Annual Compensation(2)		Restricted Stock Awards(3)	Options(4)
James V. Suskiewich CEO and President of Federal Trust and CEO of Federal Trust Bank	2005 2004 2003	$325,000 275,000 222,000	$222,856 150,861 130,081	$37,000 32,000 32,000	$248,473 221,762 (67,253	)(5)	25,100 25,370 21,319	150,000 — 50,000

Stephen C. Green President and Chief Operating Officer of Federal Trust Bank	2005 2004 2003	$178,000 160,000 150,000	$5,750 40,750 25,750	— — —	$32,716 27,953 22,180		16,124 22,940 17,966	11,100 — 10,000

Gregory E. Smith Executive Vice President and CFO of Federal Trust and Federal Trust Bank	2005 2004 2003	$140,000 125,000 79,615	$20,750 30,750 10,750	— — —	$21,058 16,433 10,463		11,878 17,312 —	— — 30,000

Daniel C. Roberts Senior Vice President and Chief Credit Officer of Federal Trust Bank	2005 2004 2003	$110,000 100,000 97,461	$15,750 20,750 15,750	— — —	$8,406 6,821 6,078		10,462 15,277 10,481	— — 8,791

Jennifer B. Brodnax Senior Vice President Branch Administration	2005 2004 2003	$85,000 70,000 66,885	$15,000 10,750 10,750	— — —	$18,950 16,593 11,759		9,108 11,778 2,797	— — 23,645

(1)	Includes all compensation in the year earned whether received or deferred at the election of the executive.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

(2)	Includes the estimated value of:

	2005	2004	2003
James V. Suskiewich
Health & life insurance premiums	$9,796	$7,192	$7,053
Social/country club dues	4,394	3,723	5,424
401(k) plan contributions	6,300	12,210	7,061
Supplemental retirement plan	219,777	190,494	(92,310	)(5)
Use of company automobile	8,206	8,143	5,519

Total:	$248,473	$221,762	$(67,253)

	2005	2004	2003
Stephen C. Green
Health & life insurance premiums	$12,782	$10,040	$9,319
Social/country club dues	3,413	3,723	3,515
401(k) plan contributions	6,540	5,539	4,858
Supplemental retirement plan	9,981	8,651	4,488

Total:	$32,716	$27,953	$22,180

	2005	2004	2003
Gregory E. Smith
Health & life insurance premiums	$13,924	$10,040	$9,319
401(k) plan contributions	4,590	4,188	-
Supplemental retirement plan	2,544	2,205	1,144

Total:	$21,058	$16,433	$10,463

	2005	2004	2003
Daniel C. Roberts
Health & life insurance premiums	$4,236	$3,394	$3,221
401(k) plan contributions	4,170	3,427	2,857

Total:	$8,406	$6,821	$6,078

	2005	2004	2003
Jennifer B. Brodnax
Health & Life insurance premiums	$13,078	$11,103	$8,001
401(k) plan Contributions	2,805	2,832	2,379
Supplemental retirement plan	3,067	2,658	1,379

Total:	$18,950	$16,593	$11,759

(3)	Includes value of the participant’s share allocation in our Employee Stock Ownership Plan, which is described elsewhere in the Executive Compensation section of this Proxy Statement.

(4)	Options granted under our 1998 Key Employee Stock Compensation Program, which is described elsewhere in the Executive Compensation section of this Proxy Statement.

(5)	There was a negative accrual in 2003, due to a restructuring of Mr. Suskiewich’s Supplemental Retirement Plan in June 2003.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Employment Contracts

James V. Suskiewich. Federal Trust has entered into a new employment agreement with our Chief Executive Officer/President James V. Suskiewich effective on October 1, 2005. Pursuant to its terms, Mr. Suskiewich is to receive an initial base salary of $325,000 (which shall be reevaluated on an annual basis), plus reimbursement of reasonable business expenses. He is also entitled to five weeks paid vacation and is provided with the use of an automobile. In addition, Mr. Suskiewich has a target performance bonus opportunity of 40% of his base salary. The target performance bonus is comprised of three components, which are measured on a separate basis. Federal Trust’s Compensation Committee establishes the performance criteria measures at the beginning of each fiscal year. The criteria established for 2006 are quarterly return on assets (37.5%), quarterly net income growth (37.5%), and performance based on defined management objectives (discretionary, up to 25%). The performance bonus is evaluated and paid within 30 days after the release of each quarter’s financial statements. In addition, he is entitled to participate in any bonus and other incentive programs adopted by Federal Trust commensurate with his position.

The original term of Mr. Suskiewich’s employment agreement is three years. In addition, each day during the term of the employment agreement, the agreement automatically renews for one additional day. Therefore, at all times, Mr. Suskiewich’s employment agreement has a three-year term, until December 31, 2008, which is the last permitted daily renewal under the employment agreement. Federal Trust’s Board is required to meet at least once annually to consider the continuation of the automatic renewals. Any party to the employment agreement may cease the automatic renewals, however, by notifying the other party of their intent to not renew.

In the event the employment agreement is terminated by Federal Trust for reasons other than “cause” or by Mr. Suskiewich for “good reason,” (as those terms are defined in the agreement) he shall be entitled to a severance payment and to the continuation of benefits for the remaining term of the employment agreement. The severance payment would be equal to his total annual base salary for the remainder of the term of the agreement (but in no event for a period of less than six months), and would be payable in semi-monthly installments until paid in full.

In the event of a change in control of Federal Trust, Mr. Suskiewich will be entitled to severance equal to two and a half times his base annual salary and last fiscal year bonus. Mr. Suskiewich is also entitled to a change-in-control performance bonus, which is calculated as three times the premium multiple paid for Federal Trust over book value times $250,000. Furthermore, the employment agreement includes a “gross up” payment clause. In the event severance payments received by Mr. Suskiewich are subject to federal excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, Federal Trust shall increase Mr. Suskiewich’s severance payment so that the excise tax payable and any additional income taxes incurred on the gross-up payment will be apportioned 75% to Federal Trust and 25% to Mr. Suskiewich.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

The employment agreement also has a six month non-compete provision, whereby Mr. Suskiewich may not become employed with another financial institution within Seminole County, Florida or any other county in which Federal Trust Bank has a branch office.

The employment agreement provides for salary continuation in the event of his termination due to retirement, disability, or a change of control of Federal Trust. Such salary continuation provides for differing levels of annual benefits to be paid for life and would be funded by Bank Owned Life Insurance Policies.

Others. Federal Trust Bank has also entered into Employee Severance Agreements with President/Chief Operating Officer Stephen C. Green, Executive Vice President/ Chief Financial Officer Gregory E. Smith, Senior Vice President/Chief Credit Officer Daniel C. Roberts, and Senior Vice President/Operations Jennifer B. Brodnax, effective on January 1, 2004, and with Thomas P. Spatola, President/Chief Operating Officer of Federal Trust Mortgage Company, effective on June 13, 2005. The terms of these agreements are identical and provide that the employees are to receive termination payments equal to two years of their highest annual salary if their employment is terminated following a change in control (as defined in the agreements). Mr. Robert’s and Ms. Brodnax’s agreements each had an initial one-year term and Mr. Green’s and Mr. Smith’s each had an initial two-year term. All of these agreements provide that the Board, after its review and consideration, may extend the term of the agreement for an additional year at the end of each fiscal year. After reviewing each of these agreements, except for Mr. Spatola who was hired midyear, the Compensation Committee granted one year extensions for each of these agreements effective January 1, 2006.

Employee Stock Ownership Plan

All of our full-time salaried employees are participants in the Employee Stock Ownership Plan (“ESOP”) once they have completed 1,000 hours of employment and have been employed since January 1st, the beginning of the plan year. Executive officers are eligible to participate in the ESOP, but directors are not eligible unless they are also full-time salaried employees. A participant’s interest in the ESOP becomes vested after they have completed five years of employment with a minimum of 1,000 hours per year. As of December 31, 2005, 31 employees (including 15 former employees) had vested interests in the ESOP.

ESOP contributions are determined annually by Federal Trust’s Board of Directors, taking into consideration prevailing financial conditions, the Company’s fiscal requirements, and other factors deemed relevant by the Board. In general, contributions of up to 15% of total compensation paid to employees during the year can be made to the ESOP. The contribution made on behalf of each participant equals the proportion that each participant’s compensation for the year bears to the total compensation of all participants for the year. In 2005 and 2004, cash contributions of $325,697 and $120,000, respectively, were made to the ESOP. The ESOP currently holds 199,588 shares of Federal Trust common stock (including 21,789 unallocated shares), or .2% of the outstanding shares.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Key Employee Stock Bonus Plan

In April 2002, we adopted the Key Employee Stock Bonus Plan (“Bonus Plan”). Under the Bonus Plan, a trust has been formed to purchase up to 2% of the outstanding shares of our common stock on the open market. The Compensation Committee of our Board of Directors has the right to award such shares of stock to our non-executive officer employees. Any such award may contain conditions which must be met, or a vesting schedule which must be followed, prior to the shares being earned by and distributed pursuant to an employee’s award. The termination of employment of any award recipient for reasons other than normal retirement, death, or disability shall constitute revocation of the recipient’s unearned award. If the termination of a recipient’s employment is caused by retirement, death, or disability, all unearned awards shall be deemed fully earned unless it is later discovered that the employee engaged in conduct which warranted revocation of an award. As of the record date, awards for 6,200 shares had been made under the Bonus Plan and there were 6,538 shares available for future issuance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our loan policies provide for limited types of loans to be made to directors, officers, and employees. Loans made by Federal Trust Bank are also subject to the provisions of Section 22(h) of the Federal Reserve Act, which require that any credit extended by Federal Trust Bank to our directors, executive officers, and principal shareholders, or any of their affiliates must:

1.	be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Federal Trust Bank with non-affiliated parties; and

2.	not involve more than the normal risk of repayment or present other unfavorable features.

There is no family relationship, as defined in the Securities and Exchange Commission rules or the AMEX rules, between any of our Company’s executive officers or directors. When a transaction, however, involves an officer, director, principal shareholder, or affiliate of Federal Trust or Federal Trust Bank or Federal Trust Mortgage Company, it is our policy that the transaction must be on terms no less favorable to us than could be obtained from an unaffiliated party. All such transactions must be approved in advance by a majority of Federal Trust’s or Federal Trust Bank’s independent and disinterested directors. As of December 31, 2005, there were no such loans outstanding.

In the ordinary course of business, the Company may use the services of companies, partnerships, or firms of which the Company’s directors are officers, directors, or owners. The Company currently has two directors whose law firms have provided legal services for the Company. Igler & Dougherty, P.A., of which Director A. George Igler is a principal, serves as General Counsel to the Company and received for its services $81,000 in 2005 and $120,000 in 2004. The law firm of Hutchinson, Mamele & Coover, of which Stephen H. Coover, a Federal Trust Bank director is a principal, provides legal services to Federal Trust Bank in connection with property acquisitions for branch locations. This firm received fees of $29,000 in 2005 and

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

$27,000 during 2004. The terms of the services provided by both of these firms were at least as favorable to the Company as could have been obtained from an unrelated third party.

1998 KEY EMPLOYEE STOCK COMPENSATION PROGRAM

The 1998 Key Employee Stock Compensation Program (“Employee Program”) was approved by our shareholders at the 1998 Annual Meeting and is for the benefit of our executive officers and other key employees. The Employee Program is consists of four parts: an Incentive Stock Option Plan, a Compensatory Stock Option Plan, a Stock Appreciation Rights Plan, and a Performance Plan.

The Employee Program provides for the issuance of options to purchase our common stock, grants of stock appreciation rights, which enable the recipient to elect payment wholly or partially in cash, based upon increases in the market value of the stock since the date of the grant, and outright awards of Federal Trust common stock.

A committee consisting of not less than three directors of Federal Trust (none of whom may be an employee of the Company) has been given authority to administer the Employee Program and to grant options, stock appreciation rights and share awards. In 2003, the Compensation Committee assumed the role of Program Administrators. The Program Admini-strator may make grants under the Employee Program at their discretion to any full-time employees.

Options granted under the Employee Program are exercisable in one or more installments and may be exercisable on a cumulative basis. Options are exercisable for a term no longer than ten years, are not transferable, and will expire within a period of time following termination of employment. In the event of a change in control or a threatened change in control, all options granted before such event shall become immediately exercisable; provided, however, that no options shall be exercisable for a period of six months from the date of grant. The term “control” generally means the acquisition of 10% or more of the voting securities of Federal Trust by any person or group. This provision may have the effect of deterring hostile changes in control by increasing the costs of acquiring control.

Options granted under the Employee Program may either be “incentive stock options” within the meaning of the Internal Revenue Code of 1986, as amended, which are designed to result in beneficial tax treatment to the employee, but no tax deduction for Federal Trust or “compensatory stock options” which do not give the employee certain tax benefits of an incentive stock option, but entitle us to a tax deduction when the options are exercised. The exercise price of incentive stock options may not be less than the fair market value of common stock on the date the option is granted. Compensatory stock options may be exercisable at a price equal to or less than the fair market value of a share of common stock at the time of the grant of the option.

No consideration is received by Federal Trust in return for the grant of options, although consideration would be received upon exercise of the options. For financial reporting purposes,

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

there is no charge to the income of Federal Trust in connection with the grant or exercise of an option. As of April 20, 2006, the market value of our common stock was $11.50 per share.

The grant of stock appreciation rights would require charges to the income of Federal Trust based on the estimated costs which would be incurred upon their exercise. In the event of a decline in the market price of our common stock subsequent to such a charge against earnings, a reversal of prior charges is typically made in the amount of such decline. Share awards also require a charge to income equal to the amount of the award at the time it become likely that the shares will be awarded, with subsequent increases or decreases based on market price fluctuations prior to the actual awarding of the shares. No stock appreciation rights or share awards have been granted under the Employee Program.

The terms of the Employee Program may be amended by the Program Administrators except that no such amendment may increase the maximum number of shares included in the Employee Program, change the exercise price of incentive stock options, increase the maximum term established for any option, stock appreciation right, or share award, or permit any grant to a person who is not a full-time employee of Federal Trust.

Under the terms of the Employee Program, 587,752 shares of common stock have been reserved for issuance upon the exercise of options. As of March 31, 2006, incentive stock options to purchase 157,642 shares of common stock had been granted to our officers and key employees. Currently, 430,112 shares remain available for future stock option grants.

The following table represents the value on December 31, 2005, of unexercised stock options held by the five officers listed in the Summary Compensation Table.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options Exercisable/Unexercisable	Value of Unexercised In-the-Money Options Exercisable/Unexercisable
James V. Suskiewich	0	0	160,587 /50,000	$588,866 / 121,500
Stephen C. Green	0	0	47,652 / 0	$286,237 / 0
Gregory E. Smith	0	0	30,000 / 0	$188,400 / 0
Daniel C. Roberts	0	0	25,000 / 0	$183,927 / 0
Jennifer B. Brodnax	0	0	40,000 / 0	$259,605 / 0

[Intentionally left blank]

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

In 2005, the following options were granted to the five executive officers listed in the Summary Compensation Table:

2005 Option Grants
Name	Number of Securities Underlying Option Granted	Percent of Total Options Granted to Employees In 2005	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
					5%	10%
James V. Suskiewich	50,000	24.5	$10.12	2015	$350,043	$887,077
James V. Suskiewich	100,000	49.0	$10.20	2015	$641,472	$1,625,617
Stephen C. Green	11,100	5.4	$12.00	2015	$83,769	$212,286
Gregory E. Smith	0	0	—	—	—	—
Daniel C. Roberts	0	0	—	—	—	—
Jennifer B. Brodnax	0	0	—	—	—	—

The following table sets forth information at December 31, 2005, about the number of shares reserved for issuance under the Corporation’s 1998 Key Employee Stock Compensation Program, the 1998 Directors Stock Option Plan, and the 2005 Directors Stock Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options or restricted units	Weighted average exercise price of outstanding options or restricted units	Number of securities remaining available for future issuance
1998 Key Employee Stock Compensation Program approved by the Shareholders	420,112	$8.21	157,642
1998 Directors Stock Option Plan approved by the Shareholders	66,863	$5.49	0
2005 Directors Stock Plan approved by the Shareholders	6,851	$0.00	83,149

Total	493,824	$7.73	240,791

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

PARTICIPANTS IN THE SOLICITATION

General

Under the proxy rules of the Securities Exchange Act of 1934, each of our directors may be deemed to be a “participant” in the Company’s solicitation of proxies. Information about the principal occupations of these individuals is set forth herein under the caption “Information Concerning Company’s Director Nominees” and “Information Concerning Continuing Directors” by each participant, including the right to acquire shares of common stock. Information about transactions between the Company and its directors is set forth herein under the caption “Certain Relationships and Related Transactions.” For the purpose of this Proxy Statement, the business address of each participant is 312 West First Street, Suite 110, Sanford, Florida 32771. Except as set forth herein, no participant is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of Federal Trust (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

There are no material proceedings to which any participant or any associate of any participant is a party adverse to Federal Trust or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no participant and no associate of any participant has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a stockholder of the Company or as an officer or director of the Company.

Except as described herein, neither any participant nor any associate of any participant (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any further transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

The following sets forth certain additional information about each participant required to be disclosed under the Exchange Act.

Transactions in the Company’s Securities in the Last Two Years

Listed below are the purchases and sales of the Common Stock by each participant for the last two years.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Name	# of Shares of Common Stock Purchased or (Sold)	Date	Price
James V. Suskiewich(2)	15,692	11/22/05	$12.02
Gregory E. Smith	450	11/14/05	$10.00
James V. Suskiewich(3)	(70,000)	8/9/05	$12.00
George W. Foster(1)	24,567	6/28/05	$4.00
George W. Foster(1)	235	6/28/05	$7.62
James V. Suskiewich(3)	832	6/24/05	$11.19
James V. Suskiewich(1)	120,000	6/14/05	$4.00
James V. Suskiewich(2)	1,466	5/26/05	$11.29
James V. Suskiewich(2)	(133)	5/25/05
Dr. Samuel C. Certo(1)	22,350	5/13/05	$4.00
Dr. Samuel C. Certo(1)	9,235	5/13/05	$7.62
Gregory E. Smith	6,000	5/9/05	$10.21
Dr. Samuel C. Certo(1)	5,000	5/6/05	$4.00
A. George Igler	400	5/5/05	$10.05
Gregory E. Smith	700	5/4/05	$10.18
Gregory E. Smith	500	2/7/05	$10.20
George W. Foster(1)	1,000	2/3/05	$4.00
James V. Suskiewich(3)	(321)	11/9/04
Gregory E. Smith	10,000	8/10/04	$7.50
George W. Foster	388	8/10/04	$7.50
James V. Suskiewich(3)	(4,620)	6/18/04
A. George Igler	3,667	8/10/04	$7.50
James V. Suskiewich(3)	(21,164)	6/9/04
James V. Suskiewich(2)	(1,434)	5/27/04

(1)	Stock option exercise.

(2)	As trustee of Federal Trust’s 401(k) Plan.

(3)	As trustee of Federal Trust’s ESOP.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF AUDITORS

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

Following consultation with the Audit Committee, our Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. (“Hacker, Johnson”), as the independent auditors for Federal Trust for the fiscal year ending December 31, 2006. A representative from the firm is expected to be present at the Annual Meeting to make a statement and to respond to shareholder questions.

Audit Fees. The aggregate fees billed for professional services by Hacker, Johnson in connection with the audit of the annual financial statements and the reviews of the financial statements included in our quarterly filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2005, and December 31, 2004, were $85,000 and $65,000, respectively. In addition, Hacker, Johnson billed Federal Trust $25,000 for the audit of its internal controls over financial reporting for the fiscal year ended December 31, 2005.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

Audit Related Fees. In 2005 and 2004, Hacker, Johnson did not bill Federal Trust for audit related fees such as travel and courier related fees.

Tax Fees. In 2005 and 2004, Hacker, Johnson also billed Federal Trust $7,000 in 2005 and $7,000 in 2004 for tax compliance and advice, including the preparation of Federal Trust’s corporate tax returns.

All Other Fees. In addition to those fees described above, Hacker, Johnson also billed Federal Trust $10,000 in 2004 related to a public stock offering.

In all instances, Hacker, Johnson’s performance of the above services was pre-approved by our Audit Committee.

In order to be adopted, this proposal must be approved by the holders of a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not ratify the appointment of Hacker, Johnson & Smith, P.A., our Board of Directors will consider the selection of other auditors.

The Board of Directors Recommends that Shareholders Vote “FOR”

The Ratification of the Selection of Hacker, Johnson & Smith, P.A.,

As our Independent Auditors for the Fiscal Year Ending December 31, 2006.

PROPOSAL III

ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes at the Annual Meeting to approve Proposals I or II. In order to permit proxies that have been timely received to be voted for any adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “FOR”

the Approval of the Adjournment of the Annual Meeting.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2007 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our main office at 312 West First Street, Suite 110, Sanford, Florida 32771, on or before December 27, 2006. Proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in our proxy materials.

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

BYLAW PROVISIONS REGARDING ANNUAL SHAREHOLDERS’ MEETINGS

Federal Trust’s Bylaws contain two provisions relating to the business which may be properly brought before the Annual Meeting of Shareholders. The first provision requires that certain procedures be followed by a shareholder of record who wishes to present business, other than the nomination of candidates for election as directors, at the Annual Meeting. In order to present such business at the Annual Meeting, a shareholder must provide written notice of such business to our Corporate Secretary not less than 60 days prior to the date of the Annual Meeting; provided however, that in the event less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, the notice provided by the shareholder must be received no later than the close of business on the 10th day following the day on which the notice of the Annual Meeting was mailed or such public disclosure was made. The written notice must provide a brief description of the proposed business, the name and address of the shareholder providing the notice, as it appears on our books, the class and number of shares that are beneficially owned by the shareholder, and any material interest that the shareholder has in the proposed business.

The second provision provides the procedure for shareholder nominations of directors. The shareholder must provide written notice to Federal Trust’s Corporate Secretary not more than 60 days prior to the date of the Annual Meeting and no less than the later of: (i) 10 days prior to the date of the meeting; or (ii) in the event that less than 40 days notice or prior disclosure of the date of the meeting, no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. The written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under the regulations of the Securities and Exchange Commission, including the written consent of each such nominee; and the nominating shareholder’s name and address as it appears on our books and the class and number of shares beneficially owned by the shareholder.

The Board is not required to nominate a person designated by a shareholder or to take up such other business as may be contained in a written notice from a shareholder; however, a shareholder’s compliance with these procedures would permit a shareholder to nominate the individual at the Annual Meeting, and any shareholder may vote his or her shares in person or by proxy for any individual that the shareholder desires. The procedures relating to nominating directors and presenting other business at the Annual Meeting may only be used by a shareholder who is a shareholder of record at the time of the giving of the notice. These procedures do not prohibit or apply to shareholder proposals under Securities and Exchange Commission Rule 14a-8 and as described in the section entitled “Shareholder Proposals.”

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and 10% or greater shareholders are required by regulation to furnish us with

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

copies of all Section 16(a) forms which they file. During 2005, our directors and executive officers who own our stock timely filed the required Form 3s, Form 4s or Form 5s with the Securities and Exchange Commission, except for James V. Suskiewich, who filed two Form 4s late, A. Stewart Hall, who filed one Form 4 late, and Stephen H. Coover who filed one Form 5 late.

SHAREHOLDER COMMUNICATIONS

Shareholders may send communications to our Board of Directors, and any individual director, by addressing such communications to the Board of Directors, or to any individual director, c/o James V. Suskiewich, Chief Executive Officer/President, Federal Trust Corporation, 312 West First Street, Suite 110, Sanford, Florida 32771. Mr. Suskiewich, or his designees, will promptly forward all such communications to the members of the Board of Directors, or any addressed individual director or directors, whichever the case may be.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2005 Annual Report, which includes our audited financial statements. Additional copies of the Annual Report or our Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy may contact:

Federal Trust Corporation

312 West First Street, Suite 110

Sanford, Florida 32771

Attention: Marcia Zdanys, Corporate Secretary

(407) 323-1833 – telephone number

We currently file periodic reports (including Form 10-K and Form 10-Q) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 100 F Street, NE, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by Federal Trust is also available for review on this website at www.sec.gov.

FEDERAL TRUST CORPORATION

April 26, 2006

FEDERAL TRUST CORPORATION PROXY STATEMENT

312 West First Street, Suite 110 • Sanford, Florida 32771

EXHIBIT A

FEDERAL TRUST CORPORATION

AMENDED AND RESTATED

EXECUTIVE COMMITTEE CHARTER

The Board of Directors of Federal Trust Corporation (“FTC”) has established an Executive Committee to act on behalf of, and with the concurrence of, the full Board of Directors (“Board”) during intervals between meetings of the Board when the Board is not in session. The Executive Committee shall report to the Board at the next regular Board meeting on any actions undertaken.

Purpose – The Executive Committee is to act as a standing committee representing the Board of Directors on all matters when the Board is unable to act as a whole. The Executive Committee is always considered to be in session.

Committee Authority – While the Executive Committee may normally be limited to handling legal formalities and technicalities concerning administrative operations, the Executive Committee does have the power and authority to act on any major matters where it deems action is appropriate, providing a degree of flexibility and enhancing FTC’s ability to respond to time sensitive business and legal matters without the necessity of calling a special Board meeting. This authority is, however, limited as specified in FTC’s corporate governance documents and/or Board resolution(s), and to the extent provided under Florida law. The actions taken by the Executive Committee are legally binding and do not require ratification by the Board to be legally effective.

Membership – The Executive Committee is composed of a majority of outside directors, which will generally always include the Chairman of the Board and the President and Chief Executive Officer. The current members of the Executive Committee are listed on the attached Schedule A, which is incorporated herein by reference.

Responsibilities and Oversight Areas – The Executive Committee’s responsibilities and oversight areas shall include, but not be limited to the following:

•	Reviewing FTC’s budget on at least a semi-annual basis and as needed.

•	Reviewing potential merger, acquisition, and divesture opportunities.

•	Approving capital expenditures.

•	Approving debt issuance.

•	Developing and monitoring the capital structure policy.

•	Making recommendations as to the issuance of capital stock.

•	Reviewing the qualifications of commercial and investment bankers.

•	Considering and acting upon matters relative to business operations on behalf of the Board of Directors when a full meeting cannot be called.

Annual Self Evaluation – Annually the Executive Committee shall review its own effectiveness in fulfilling its responsibilities and this Charter.

Agenda Items – The Executive Committee typically meets in January and August of each year to review the budget and related matters, and meets at various other times during intervals between meetings of the full Board, as required.

•	January – Review and recommend the budget and related items.

•	August – Review mid-year budget results. Recommend changes to the budget as needed.

•	Other Months – Consider other matters as needed.

The foregoing Amended and Restated Executive Committee Charter was approved by FTC’s Board of Directors at a meeting held on May 27, 2005.

/s/ Marcia Zdanys
Marcia Zdanys, Corporate Secretary

Schedule A

Members of the Executive Committee

Dr. Samuel Certo (Chairman)

A. George Igler

James V. Suskiewich

Schedule A was approved on May, 27 2005.

EXHIBIT B

FEDERAL TRUST CORPORATION

NOMINATING

AND

CORPORATE GOVERNANCE

COMMITTEE CHARTER

The Board of Directors (“Board”) of Federal Trust Corporation (“FTC”) at its meeting held on May 27, 2005, approved this Nominating and Corporate Governance Committee Charter (the “Charter”) and has expanded the duties of the Nominating Committee to include corporate governance. The “Nominating and Corporate Governance” Committee (the “Committee”) has been established to ensure an appropriate structure for management succession and development; developing an effective process for director selection and tenure; identifying and interviewing individuals qualified to serve on the Board; establishing a process to evaluate individual Board members contributions and participation with FTC; and developing and recommending to the Board corporate governance principles and practices which are best suited for FTC.

Membership – The Committee shall be composed entirely of independent outside directors as defined by the Rules of the American Stock Exchange and as required by other applicable laws and regulations. The current members of the Committee are listed on the attached Schedule A, which is incorporated herein by reference. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may also transact business through unanimous written consent without a meeting in person.

Oversight Areas –

•	Nominating and screening of Board member candidates and to the extent the Committee determines necessary, to develop and review information about and perform background checks and conduct interviews of such candidates, as well as candidates who may be proposed by FTC’s shareholders that meet FTC’s criteria for becoming a director.

•	Recommending a slate of directors for FTC and its subsidiaries for the respective Annual Meeting of Shareholders.

•	Reviewing and recommending the procedure management is to follow in addressing shareholder proxy proposals.

•	Recommending changes in Board size (to the extent permitted by the Articles of Incorporation and Bylaws).

•	Recommending termination of membership of individual directors in accordance with corporate policy, for “cause” as defined by FTC’s Bylaws, or other appropriate reasons.

•	Conducting an annual evaluation of the performance of FTC’s Board and that of the individual directors, as well as the performance of the Board of FTC’s wholly-owned subsidiaries.

•	Developing and providing training, orientation, and educational programs for FTC and its subsidiary directors.

•	Examining Board meeting policies, such as meeting schedules and locations, meeting agendas, the presence and participation of non-director senior executive officers, and providing written materials in advance of meetings.

•	Monitoring recent developments, including legislative and regulatory initiatives, which are applicable to FTC’s corporate governance principles.

•	Advising the Board with respect to FTC’s policies and procedures regarding compliance with applicable laws, regulations, and American Stock Exchange rules and requirements.

•	Reviewing and recommending to the Board the adoption and revise FTC’s corporate governance documents (including the Articles of Incorporation, Bylaws and committee charters).

•	Reviewing and assessing any potential conflicts of interest among members of the Board and executive officers of FTC.

•	Monitoring the outside activities of members of the Board and the executive officers of FTC to the extent necessary to ensure that such activities do not unreasonably interfere with the fulfillment of their duties and obligations to FTC.

•	Reporting the Committee’s actions to the Board with such recommendations as the Committee deems necessary.

•	Conducting an annual review and assessment of the adequacy of this Charter and proposing any changes that the Committee deems appropriate.

•	Undertaking any other matters specifically assigned to the Committee from time to time by the Board and performing any other activities consistent with this Charter, FTC’s Bylaws, American Stock Exchange rules and requirements, and any other applicable laws and regulations that the Committee or Board may deem appropriate.

2

Agenda Items – The Nominating Committee typically meets twice a year, or at such other times as deemed necessary upon notice by the Chairman of the Committee. The Chairman of the Committee shall prepare an agenda in advance for each Committee meeting. The two regular meetings of the Committee are as follows:

February:	Consideration and recommendation of director nominations.

November:	Review of Board and committee composition and organization, as well as the performance of individual directors.

The foregoing Nominating and Corporate Governance Committee Charter was approved by Federal Trust Corporation’s Board of Directors at a meeting held on May 27, 2005.

/s/ Marcia Zdanys
Marcia Zdanys, Corporate Secretary

3

MEMBERS OF THE

NOMINATING

AND

CORPORATE GOVERNANCE

COMMITTEE

George W. Foster, Chairman

Dr. Samuel C. Certo

Kenneth Hill

Schedule A was approved on May 27, 2005.

4

EXHIBIT C

FEDERAL TRUST CORPORATION

AMENDED AND RESTATED

COMPENSATION COMMITTEE CHARTER

The Board of Directors of Federal Trust Corporation (“FTC”) has established a Compensation Committee to act on behalf of, and with the concurrence of, the Board of Directors (“Board”) with respect to matters relating to the compensation and personnel policies, programs and plans, including management development and succession plans, and to approve employee compensation and benefit programs for FTC and its wholly-owned subsidiary, Federal Trust Bank (“Bank”), FTC and the Bank are collectively referred to herein as the “Company.”

The Compensation Committee is to be composed of independent directors as defined and permitted by the regulations of the American Stock Exchange and the provisions of the Sarbanes-Oxley Act of 2002. The members of the Compensation Committee comply with the independence requirements set forth in American Stock Exchange Company Guide Section 121A. The current members of the Compensation Committee are listed on Schedule A attached hereto and incorporated herein by reference.

In discharging its duties, the Compensation Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Compensation Committee. The Compensation Committee may request any officer or employee of the Company or the Company’s Corporate Counsel to attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

The Compensation Committee shall make regular reports to the Board. Nothing in this Charter should be construed as precluding discussion of CEO compensation with the Board generally, as it is not the intent of this Charter to impair communication among members of the Board.

Oversight Responsibilities –

1.	In consultation with the Chief Executive Officer, annually review and approve compensation and incentive programs for executive officers of FTC and the executive officers of the Bank.

2.	Provide input to management concerning compensation strategy and philosophy.

3.	Annually review and recommend changes regarding Board compensation. (Board must approve compensation of directors.)

4.	Review and approve employment agreements and any amendments thereto, change in control agreements, and severance agreements for executive officers of FTC and the executive officers of the Bank.

5.	Review, amend or create compensation policies and procedures for the Company.

6.	Administer, interpret and implement the executive compensation programs and policies for the Company in a manner consistent with the Company’s corporate financial goals and compensation philosophy including, without limitation, the following activities:

i.	Perform an annual assessment of the Chief Executive Officer’s performance and report findings to the Chief Executive Officer.

ii.	In conjunction with the Chief Executive Officer, confirm officer appointments.

iii.	Review and approve compensation levels for the Company’s executive officers.

iv.	Review, consider, and approve participation and eligibility in the various components of the Company’s executive compensation programs.

v.	Periodically review executive supplementary benefits and, as appropriate, the retirement, benefit, and special compensation programs of the Company.

vi.	In consultation with the Chief Executive Officer, establish annual and long-term performance criteria and goals at the beginning of each year for the executive officers of the Company.

7.	Approve the Compensation Committee Annual Report for the Proxy Statement. The Annual Report shall summarize the compensation for the Company’s five most highly compensated executive officers and explain the relationship between the executive officers and the Company’s performances required by the Securities and Exchange Commission and generally accepted business practices.

8.	Ensure that FTC has adequate management succession.

Meetings – The Compensation Committee shall generally meet three times a year, or at such other times as called by the Chairman of the Compensation Committee as needed, either in person or by teleconference.

Agenda Items – The activities of the Compensation Committee are developed from year-to-year by the Compensation Committee in consultation with management. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business. The Secretary to the Compensation Committee records minutes. Approval of any matter by a majority of the members present at a meeting at which a quorum is present shall constitute approval of that matter by the Compensation Committee. The Compensation Committee may also act by unanimous written consent without a meeting.

February:	Review long-term incentive compensation.
Review restricted stock plan awards.

July:	Consider proposed grants of stock options.

November:	Consider top management bonuses.
Review base salaries for executive officers.
Review executive officer performances for FTC and its wholly-owned subsidiaries with regard to employment contract extensions.
Consider key employee compensation awards.
Consider bonuses recommended by management for employees.
Review, and if necessary, amend policies and processes for development of employees.
Meet with Human Resources Officer for an update on progress made in staying in compliance with labor laws.
Review with CEO current management resources versus current needs.
Review with CEO projected management resources, versus future needs.

Approve
As needed:	Changes in benefit plans.
Changes in management appointments, compensation plans, or merit increases.

The foregoing Amended and Restated Compensation Committee Charter was approved by the Board at its regular meeting held on January 26, 2005.

/s/ Marcia Zdanys
Marcia Zdanys
Corporate Secretary

MEMBERS

OF THE

COMPENSATION COMMITTEE

A. George Igler

Dr. Samuel C. Certo

George W. Foster

Kenneth W. Hill

Schedule A was approved on May 27, 2005.

EXHIBIT D

FEDERAL TRUST CORPORATION

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

The Board of Directors of Federal Trust Corporation at its meeting held on May 27, 2005, approved this Amended and Restated Audit Committee Charter (the “Charter”). Under the Charter, the Audit Committee is authorized to act on behalf of, and with the concurrence of, the Board of Directors (“Board”) to assist the Board in fulfilling its oversight responsibilities for Federal Trust Corporation and its wholly-owned subsidiaries, Federal Trust Bank and Federal Trust Mortgage Company (collectively referred to herein as the “Company”) as outlined under the Sarbanes-Oxley Act of 2002. The Audit Committee’s primary duties and responsibilities include:

•	Monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitoring the independence and performance of the Company’s independent auditors and internal auditing function (including an outsource service provider).

•	Providing an avenue for candid communications among the independent auditors, management, the Board, and legal counsel.

•	Serving as an oversight committee for the financial reporting of the Company.

The Audit Committee will hold joint meetings in order to efficiently serve the audit requirements of the Company.

In discharging its duties, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Audit Committee has direct access to the independent auditors, as well as to anyone in the Company, in that it may request any officer or employee of the Company to attend a meeting with the Audit Committee, or to meet with any members of, or consultants to the Audit Committee. In addition, the Audit Committee may retain the services of accountants, attorneys, or other expert advisors as it deems necessary in the performance of its duties, which costs for such services shall be borne by Federal Trust Corporation.

I.	Composition of the Audit Committee

The Audit Committee shall be comprised of three members of the Board. Such members must be Independent Directors, as defined in American Stock Exchange (“AMEX”) Company Guide Section 121A, which are free from any relationship that would interfere with the exercise of his or her independent judgment. The members of the Audit Committee shall be elected each year by the whole Board and may only be removed therefrom simultaneously with their removal from the Board, pursuant to methods provided by Federal Trust Corporation’s Articles of Incorporation. However, should a director cease to be independent, such director shall immediately resign from the Audit Committee, except when determined by the Board that it is in the Company’s best interest to retain the director on the Audit Committee, in accordance with the exception provided under AMEX Company Guide Section 803(a) or as proscribed by the Sarbanes-Oxley Act. The current members of the Audit Committee are listed on Schedule A, attached hereto and incorporated herein by reference.

In appointing members to the Audit Committee, the Board shall carefully evaluate the education and experience of such potential members, in accordance with the criteria set forth below:

•	The Audit Committee must have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, actively supervising a principal financial officer, or other comparable experience, which makes a person sophisticated in financial management and qualifies such person to be designated as a “financial expert.” The Audit Committee has designated George W. Foster to be its financial expert. The Audit Committee believes that Director Foster has the requisite financial experience sought by the AMEX and Securities and Exchange Commission regulations, having previously served as the President of Federal Trust Bank with active supervision over the Chief Financial Officer.

•	In addition, all members should be financially literate and have a sufficient understanding of financial reporting and systems of internal controls to properly exercise oversight of these matters.

•	Members must be able to devote significant commitments of time in preparation for and participation in the Audit Committee meetings.

If the Audit Committee Chair is not present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

II.	General Responsibilities and Duties of the Audit Committee

The Audit Committee shall be responsible for the oversight of all external audit programs of the Company. Such responsibilities shall include, but not be limited to:

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the Charter published at least every three years in Federal Trust Corporation’s Proxy Statement.

2.	Review the Company’s consolidated annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with the management, the independent auditors, and any internal auditors, consider the integrity of Federal Trust Corporation’s reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent and internal auditing department together with management’s responses.

4.	Review with management and the independent auditors Federal Trust Corporation’s quarterly financial results prior to the release of earnings and/or Federal Trust Corporation’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to Federal Trust Corporation’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair or a member of the Audit Committee acting as Chair may represent the entire Audit Committee for purposes of this review.

5.	Review with management, the Call Reports required to be filed by Federal Trust Bank with the Office of Thrift Supervision for the end of each quarter.

III.	Actions to be Taken with Independent Auditors at Commencement of Each Fiscal Year

1.	Shall discuss with the independent auditors any relationships or services that may affect the auditors’ objectivity or independence. If the Audit Committee is not satisfied with the auditors’ assurances of independence, it shall take or recommend to the Board appropriate action to ensure the independence of the independent auditors.

2.	Approve the fees and other significant compensation to be paid to the independent auditors.

3.	Review the independent auditors’ audit plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approaches.

4.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

5.	Approve in advance all audit, audit related, tax, and other non-audit services to be provided by the independent auditors, ensuring that the performance of any non-audit services would not impair the independence of the auditors.

6.	Ensure that the independent auditors’ partner rotation policy conforms to the requirements of the Sarbanes-Oxley Act.

IV.	Actions to be Taken with Independent Auditors at Year End

1.	The independent auditors are ultimately accountable to the Audit Committee and to the Board. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Federal Trust Corporation’s Committees in accordance with AICPA SAS 61.

3.	Review with the independent auditor any problems or difficulties that may have arisen in connection with the audit. Such review shall include any restrictions on the scope of the activities or access to requested information, and any changes required in the planned scope of the audit.

4.	The Audit Committee shall annually review the performance (effectiveness, objectivity, and independence) of the independent auditors. The Audit Committee shall ensure receipt of a formal written statement from the independent auditors consistent with standards set by the Independence Standards Board.

5.	Review the appointment, performance, and replacement of the senior internal audit executive and/or outsource service provider.

V.	Internal Audit and Legal Compliance Duties

1.	Review the budget, changes in budget and strategic plan.

2.	Review activities, organizational structure, and qualifications of the internal audit department and/or outsource service provider, as needed.

Review significant reports prepared by the outsourced internal audit service provider together with management’s response and follow-up to these reports.

3.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

4.	On a quarterly basis discuss the following with management and the independent auditors, if necessary: (1) any significant deficiency in the system or operation of internal controls which could adversely affect Federal Trust Corporation’s ability to record, process, summarize, or report financial data; and (2) any fraud, whether or not material, that involves the management or other employees which could affect Federal Trust Corporation’s internal controls.

VI.	Other Audit Committee Responsibilities

1.	Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in Federal Trust Corporation’s Proxy Statement for the Annual Meeting of Shareholders.

2.	Establish procedures for the confidential and anonymous reporting of any complaints or concerns regarding the Company’s accounting, internal controls, or other audit related matter, and responding to any such complaints.

3.	Approve any related party transactions between the Company and its management, directors, or any of their affiliates.

4.	At the beginning of each fiscal year, establish an agenda for that year for the Audit Committee.

5.	Conduct an annual self-evaluation of the Audit Committee.

6.	Perform any other activities consistent with this Charter, the respective Bylaws of the Company, and governing law, as the Audit Committee, or the Board deems necessary or appropriate.

7.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

VII.	Governance and Processes of the Audit Committee

The Audit Committee shall prepare and/or approve an agenda in advance of each meeting provided for herein. Management should be available to meet with the Audit Committee to discuss the financial reports and statements that are being presented for review and approval.

1.	Organizational Meeting. Each year, within four weeks of its members having been elected by the Board, the Audit Committee shall hold an “Organizational Meeting.” At the Organizational Meeting, the Audit Committee shall elect a Chairperson, who shall preside over all meetings of the Audit Committee for that year, and shall establish a schedule for its regular meetings.

2.	Regular Meetings. The Audit Committee shall meet quarterly as scheduled by the Audit Committee at the Organizational Meeting. The quarterly meetings must be held prior to the filing of Federal Trust Corporation’s Form 10-Q or Form 10-K with the Securities and Exchange Commission in each respective quarter.

3.	Special Meetings. A special meeting of the Audit Committee may be called by the Chair or by both of the other two members of the Audit Committee, by providing all other members of the Audit Committee with three days written notice of the date and time of the special meeting.

4.	Location of Meetings. All regular and special meetings shall be held at Federal Trust Corporation’s corporate headquarters, or at such other place as all members of the Audit Committee may agree upon.

5.	Attendance. Except in the case of emergency, all members of the Audit Committee are expected to attend all meetings, Organizational, regular, and special of the Audit Committee.

6.	Guests. All meetings of the Audit Committee shall be closed to all non-members. However, by majority vote, the Audit Committee may invite guest(s) to attend its meetings to observe, respond to questions, or make presentations. Such potential guests may include, without limitation, Federal Trust Corporations’ Chief Executive Officer/President, Chief Financial Officer, or representatives from Federal Trust Corporation’s outside independent auditor.

7.	Interaction with Auditor. The independent auditor and the Audit Committee are to have direct access to each other. Such access is to be used, without limitation, to make inquiries and reports and to define and examine the scope and quality of the services provided to the Company by the independent outside auditor.

8.	Governance. All actions and recommendations of the Audit Committee shall be determined by majority vote of the Audit Committee at a duly called and held meeting thereof.

This Amended and Restated Audit Committee Charter was adopted by the Board of Directors of Federal Trust Corporation this 27th day of May, 2005.

/s/ Marcia Zdanys
Marcia Zdanys
Corporate Secretary

Schedule A

Members of the Audit Committee

Dr. Samuel C. Certo

George W. Foster

Kenneth W. Hill

Schedule A was approved on May 27, 2005.

FEDERAL TRUST CORPORATION

OFFICER’S CERTIFICATION

As Chief Financial Officer of Federal Trust Corporation (the “Company”), and in connection with the filing of the Company’s proxy materials with the Securities and Exchange Commission (the “Commission”), I hereby acknowledge that:

1.	The Company is responsible for the adequacy and accuracy of the disclosure in its proxy filings;

2.	Staff comments or changes to disclosures in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

3.	The Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

The foregoing Certification was executed by the undersigned, as a duly authorized officer of the Company, on this 27th day of April 2006.

s/ Gregory E. Smith
Gregory E. Smith Chief Financial Officer

FEDERAL TRUST CORPORATION – REVOCABLE PROXY

2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is being solicited on behalf of the Board of Directors.

The undersigned hereby appoints each member of the Board of Directors, and each of them with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of Federal Trust Corporation common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Springhill Suites, 201 North Towne Road, Sanford, Florida 32771, on May 26, 2006, at 10:00 a.m., and at any and all adjournments.

The undersigned may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation or duly executed Proxy bearing a later date to Federal Trust or by attending the Annual Meeting and voting in person.

INSTRUCTION: Indicate your voting instructions by marking the appropriate boxes.

PROPOSAL 1: The election of two Class I directors.	FOR	WITHHOLD AUTHORITY
	☐	☐

INSTRUCTION. To withhold your vote for any individual nominee, strike a line through the nominee’s name listed below.

	Kenneth W. Hill	Eric J. Reinhold

	FOR	AGAINST	ABSTAIN
PROPOSAL 2: The ratification of Hacker, Johnson & Smith, P.A., as the independent auditors for Federal Trust Corporation for the fiscal year ending December 31, 2006.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 3: The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve any of Proposals 1 or 2.	☐	☐	☐

In their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof unless indicated otherwise by marking this box. ☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ☐

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the proposals listed.

[Label]	X
		Signature	Date
X
		Signature if held jointly	Date

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt from Federal Trust Corporation, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement dated ___________, 2006, and the 2005 Annual Report.

PRELIMINARY COPY